AGREEMENT AND PLAN OF MERGER

BY AND AMONG:

AFH ACQUISITION X, INC.,

BONE BIOLOGICS ACQUISITION CORP.

AND

BONE BIOLOGICS, INC.

September 19, 2014

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 19, 2014 (the “Agreement Date”), by and among AFH Acquisition X, Inc., a Delaware corporation (“Purchaser”), Bone Biologics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Sub”), and Bone Biologics, Inc., a California corporation (the “Company”).

Recitals

WHEREAS, Purchaser, the Company, and Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Sub combine into a single company through the statutory merger of Sub with and into Company (the “Merger”);

WHEREAS, in connection with the Merger, the outstanding shares of Company’s capital stock at the Effective Time will be converted into the right of the Company to receive the Company Merger Consideration, in exchange for providing Purchaser with the Purchaser Merger Consideration, upon the terms and subject to the conditions of this Agreement; and

WHEREAS, Purchaser, the Company, and Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Article I

THE MERGER

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below. Unless indicated otherwise, all mathematical calculations contemplated hereby shall be rounded to the tenth decimal place.

“Acquisition Proposal” has the meaning given to it in Section 5.9.

“Action” has the meaning given to it in Section 2.6.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

2

“Agreement” has the meaning given to it in the Preamble.

“Agreement Date” has the meaning given to it in the Preamble.

“Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in California or New York are obligated by any Legal Requirement to close.

“California Law” means the California Corporations Code.

“Cash” means cash and cash equivalents.

“Certificates” has the meaning given to it in Section 1.10(a)(i).

“Certificate of Merger” has the meaning given to it in Section 1.2.

“Closing” has the meaning given to it in Section 1.3.

“Closing Date” has the meaning given to it in Section 1.3.

“Closing Expenses Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying the amount of Transaction Expenses not paid as of July 31, 2014 (including an itemized list of each such Transaction Expense with a description of the nature of such expense and the Person to whom such expense is owed).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to it in the Preamble.

“Company Authorization” shall mean each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is necessary to own, lease and operate the Company’s properties and to carry on the Company’s business as owned, leased, operated or carried on as of the Agreement Date.

“Company Board” means the Board of Directors of the Company.

“Company Cash Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying on behalf of the Company the amount of the Company’s Cash as of July 31, 2014.

“Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

“Company Debt Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying on behalf of the Company an itemized list of all outstanding Indebtedness as of July 31, 2014 and the Person to whom such outstanding Indebtedness is owed and an aggregate total of such outstanding Indebtedness.

“Company Disclosure Schedule” has the meaning given to it in Article II.

3

“Company Indemnified Persons” has the meaning given to it in Section 5.8(a).

“Company Merger Consideration” shall mean 19,897,587 shares of the Purchaser’s Common Stock (including 2,151,926 shares issuable upon the exercise of outstanding warrants and 5,648,658 shares issuable upon the conversion of debt). The 5,000,000 outstanding shares of Common Stock of the Purchaser prior to the Merger were consolidated into 3,853,600 shares of Common Stock and the remaining shares were cancelled and extinguished.

“Company Warrants” means options, warrants, and other convertible rights to purchase shares of Company Common Stock.

“Company Securityholders” means the Company Stockholders and Company Warrantholders, collectively.

“Company Stockholders” means the holders of issued and outstanding shares of Company Common Stock.

“Company’s Knowledge” (or similar words), means the actual knowledge of any individual after reasonable inquiry of the officers or directors of the Company that (i) directly report to such individual in the scope of their engagement by the Company and (ii) are directly responsible for the information that is the subject of the applicable representation or warranty.

“Consent” means any consent, waiver, approval, authorization, exemption, registration or declaration.

“Contract” means any written or oral contract, agreement, purchase or sale order, instrument, license, commitment, undertaking or arrangement.

“Delaware Courts” has the meaning given to it in Section 8.9.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” shall mean any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights have been perfected in accordance with California Law in connection with the Merger.

“Effective Time” has the meaning given to it in Section 1.5.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, or charge, except for restrictions on transfer generally arising under any applicable federal or state or foreign securities laws.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any national, supra-national, federal, state, municipal, local or foreign government, or any court, tribunal, arbitrator, administrative agency, commission or other governmental or quasi-governmental authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

4

“Guarantee” means any obligation, contingent or otherwise, of a Person guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, contingent or otherwise, of such Person (i) to purchase or repay such Indebtedness, (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Indebtedness or (iii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means (i) all indebtedness of the Company for borrowed money (other than trade debt incurred in the ordinary course of business consistent with past practices), (ii) all long or short term debt obligations of the Company evidenced by notes, bonds, debentures or similar instruments and (iii) all Guarantees by the Company of Indebtedness of others. Indebtedness of the Company shall include the Indebtedness of any other entity (including any partnership in which the Company is a general partner) to the extent the Company is liable therefor as a result of its ownership interest in such entity, except to the extent the terms of such Indebtedness provide that it is not liable therefor.

“Indemnified Persons” means the Company Indemnified Persons and the Purchaser Indemnified Persons, collectively.

“Legal Requirements” means all United States or foreign federal, state, national, supra-national, provincial, or local laws, treaties, constitutions, statutes, codes, rules, common law, regulations, ordinances, orders, judgments, injunctions, permits, decrees or edicts by a Governmental Entity having the force of law.

“Letter of Credit” means that certain Letter of Credit, appearing as Exhibit G attached hereto, by and between AFH Holding and Advisory, LLC (“AFH Advisory”) and the Musculoskeletal Transplant Foundation, Inc. (“MTF”).

“Letter of Intent” means that certain Amended and Restated Letter of Intent, dated August 28, 2014, by and among the Company, AFH Advisory and MTF, as notated and as amended.

“Letter of Transmittal” has the meaning given to it in Section 1.10(a)(i).

“Material Adverse Effect” means any change, event, development or effect with respect to the Company that, individually or in the aggregate, has a material adverse effect on the business, assets, operations, results of operations or financial condition of the Company, taken as a whole, other than any change, event, development or effect that results from: (i) general economic conditions in any of the markets in which the Company operates; (ii) any change in the financial, banking, currency or capital markets in the United States; (iii) changes in law, GAAP or other applicable accounting standards or the interpretations thereof, in each case that are proposed, approved or enacted after the date of this Agreement; (iv) acts of God or other calamities in the United States, including the engagement by any country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or threatened occurrence of any military or terrorist attack, in each case occurring after the date of this Agreement; (v) any actions taken, or failures to take action, or such other changes or events, in each case, to which Purchaser has specifically consented in advance in writing; (vi) any failure to meet internal projections relating to the Company (it being understood that the underlying causes of, or factors contributing to, the failure to meet such projections may be taken into account in determining whether a Material Adverse Effect has occurred); or (vii) the announcement or pendency of, or the taking of any action specifically required by this Agreement and the other agreements contemplated hereby, including by reason of the identity of Purchaser or any communication by Purchaser regarding the plans or intentions of Purchaser with respect to the conduct of the business of the Company and including the resignation or termination of any employee following the announcement of the transactions contemplated hereby, in the case of clauses (i), (ii), (iii) and (iv), other than to the extent such changes, events, developments or effects disproportionately impact the Company relative to the other companies in the industry in which the Company operates; or (B) materially impairs or delays the ability of the Company to consummate the transactions contemplated by this Agreement.

5

“Merger” has the meaning given to it in the first Recital.

“Note” shall mean that certain Promissory Note, appearing as Exhibit A attached hereto, dated as of July 31, 2014, in the amount of $340,000, issued by Purchaser to AFH Advisory, as payment for the shell fee and related transaction expenses incurred by AFH Advisory, that Purchaser will pay the interest and principal amount due under with the gross proceeds of the Offering.

“Offering” means that certain offering that will take place after the Closing pursuant to which Purchaser will raise an amount up to $10,000,000 through the sale of Purchaser’s Common Stock to investors.

“Outside Date” has the meaning given to it in Section 7.1(b).

“Per Share Company Merger Consideration” means (i) the Company Merger Consideration divided by (ii) the Total Stock.

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Pro Rata Share” means, with respect to a particular Company Securityholder, the percentage set forth in the Spreadsheet next to such Company Securityholder’s name in the column entitled “Pro Rata Share.”

“Purchaser” has the meaning given to it in the Preamble.

6

“Purchaser’s Common Stock” means the $0.001 par value common stock of Purchaser.

“Purchaser Indemnified Persons” has the meaning given to it in Section 5.8(b).

“Purchaser Merger Consideration” shall mean (i) the Note and (ii) the Warrant, less 50% of any Transfer Taxes.

“Representative” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“Restated Certificate” has the meaning given to it in Section 2.3(a).

“Securities Act” has the meaning given to it in Section 2.4.

“Spreadsheet” has the meaning given to it in Section 1.16.

“Stockholder Consent” has the meaning given to it in Section 5.1(a).

“Stockholder Consent Delivery Deadline” has the meaning given to it in Section 6.3(g).

“Stockholder Notice” has the meaning given to it in Section 5.1(b).

“Sub” has the meaning given to it in the Preamble.

“Supplemental Matters” has the meaning given to it in Section 5.10.

“Surviving Corporation” has the meaning given to it in Section 1.2.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any income, gross receipts, sales, use, ad valorem, value added, franchise, capital stock, profits, employment, excise, severance, stamp, real or personal property or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition or collection of any such amount and any liability for any of the foregoing as transferee, (ii) in the case of the Company, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company to a Taxing Authority is determined or taken into account with reference to the activities of any other Person and (iii) liability of the Company for the payment of any amount as a result of being party to any Tax Sharing Agreement.

“Tax Return” means any return, statement, declaration, claim for refund, report, document, election, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with respect to Taxes, including any amendment thereof.

7

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing that binds the Company and that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability.

“Total Stock” means the sum, without duplication, of the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time.

“Transaction Agreements” has the meaning given to it in Section 2.2.

“Transaction Expenses” means any amounts that are or may become payable pursuant to the Transaction Agreements.

“Transfer Taxes” means any transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“Warrant” means that certain Common Stock Purchase Warrant, substantially similar to the form attached hereto as Exhibit E, dated as of the date hereof, issued to AFH Advisory to purchase 500,000 shares of Bone Biologics, Corp.’s Common Stock at the price per share of $1.00 with a 5 year term and a cashless exercise provision.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

1.2 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger attached hereto as Exhibit B (the “Certificate of Merger”) and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and become a wholly owned subsidiary of Purchaser. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.3 Closing. Unless this Agreement is earlier terminated in accordance with Section 7.1, the closing of the transactions contemplated hereby (the “Closing”) shall take place at a time and date to be specified by the parties which will be no later than the second (2nd) Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or at such other time as the parties hereto agree. The Closing shall take place at the offices of DLA Piper LLP (US), 2000 Avenue of the Stars, Suite 400 North Tower, Los Angeles, CA 90067-4704, or at such other location as the parties hereto agree. The date on which the Closing occurs is herein referred to as the “Closing Date.”

8

1.4 Closing Deliveries.

(a) Purchaser Deliveries. Purchaser shall deliver to the Company, at or prior to the Closing, each of the following:

(i) a certificate, dated as of the Closing Date, executed on behalf of Purchaser by a duly authorized officer of Purchaser, certifying that each of the conditions set forth in clauses (a) and (b) of Section 6.2 has been satisfied;

(ii) an amount equal to the aggregate Company Merger Consideration payable pursuant to Section 1.9(a)(i) in exchange for all shares of Company Common Stock;

(iii) except as otherwise provided herein, a warrant of Purchaser with substantially identical terms in exchange, pursuant to Section 1.9(a)(ii), for each Company Warrant that is vested, unexpired, and unexercised immediately prior to the Effective Time (or which become vested and exercisable as a result of the consummation of the transactions contemplated hereby); and

(iv) except as otherwise provided herein, a convertible promissory note, issued by Purchaser, to replace each issued and outstanding convertible promissory note issued by the Company, with each such replacement convertible promissory note containing terms that are substantially identical to the terms of each convertible promissory note being replaced.

(b) Company Deliveries. The Company shall deliver to Purchaser, at or prior to the Closing, each of the following:

(i) the Purchaser Merger Consideration;

(ii) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, certifying: (A) resolutions of the Company Board approving and authorizing the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby; (B) resolutions of the Company Stockholders approving the Merger and adopting this Agreement and (C) that each of the conditions set forth in clauses (a), (b) and (e) of Section 6.3 has been satisfied;

(iii) documents evidencing the resignation of each of the directors, except for Chia Soo, and each of the officers, except for William Jay Treat, of the Company in office or on the Board of Directors immediately prior to the Closing as directors and/or officers, as applicable, of the Company, effective no later than immediately prior to the Effective Time and documents evidencing the appointment of the directors set forth on Schedule 1.4(b)(iii);

9

(iv) a certificate dated within ten (10) days prior to the Closing Date from the Secretary of State of the State of California certifying that the Company is in good standing under the laws of the State of California;

(v) the Spreadsheet completed to include all of the information specified in Section 1.16;

(vi) the Closing Expenses Certificate;

(vii) the Company Debt Certificate;

(viii) the Company Cash Certificate;

(ix) FIRPTA documentation, including a notice to the U.S. Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in substantially the form attached hereto as Exhibit C, dated as of the Closing Date and executed by the Company;

(x) the Registration Rights Agreement, in the form attached hereto as Exhibit F, pursuant to which each of AFH Advisory, Hankey Investment Corp., L.P. (“HIC”) and MTF have two demand registration rights and unlimited piggyback registration rights following the completion of a private placement by the Company subject to the agreed upon lock up period; and

(xi) the Letter of Credit.

(c) Payment of Outstanding Indebtedness. Neither the Purchaser nor the Company shall be responsible for delivering to the other, at or prior to the Closing, an amount of money sufficient for payment of any money owed to any holders of outstanding Indebtedness immediately prior to the Effective Time. The payment of any money owed to any holders of outstanding Indebtedness shall be out of the gross proceeds raised in the Offering.

1.5 Effective Time. On the Closing Date, after the satisfaction or waiver of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of California, in accordance with the relevant provisions of Delaware Law. The Merger shall become effective on the date and time on which the Certificate of Merger has been filed with the Secretary of State of the State of California, such time being referred to herein as the “Effective Time.”

1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

10

1.7 Certificate of Incorporation and Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

(b) At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.8 Directors and Officers.

(a) At the Effective Time, the members of the Board of Directors of the Company that have not resigned shall be the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time until their respective successors are duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation of the Surviving Corporation.

(b) At the Effective Time, the officers of the Company that have not resigned shall be the officers of the Surviving Corporation immediately after the Effective Time until their respective successors are duly appointed or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation of the Surviving Corporation.

(c) At the Effective Time, the members of the Board of Directors of Purchaser shall be the members of the Board of Directors set forth on Schedule 1.8 until their respective successors are duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of Purchaser.

1.9 Effect on Company Common Stock and Company Warrants.

(a) Treatment of Company Common Stock Owned by Company Stockholders; Treatment of Capital Stock of Sub. On the terms and subject to the conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of Purchaser, Sub, the Company, or any holder of the Company Common Stock and/or Company Warrants:

(i) Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, subject to and in accordance with Section 1.10(a)(i), an amount of consideration (without interest) equal to the Per Share Company Merger Consideration. The amount of consideration each holder of Company Common Stock is entitled to receive for the shares of Company Common Stock held by such holder shall be rounded to the nearest cent or share, as applicable, and computed after aggregating cash amounts for all shares of Company Common Stock held by such holder.

(ii) Company Warrants. Prior to the Closing, the Company Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that each vested, unexpired and unexercised Company Warrant shall convert to a warrant of Purchaser with terms substantially identical to the Company Warrant surrendered. For purposes of the preceding sentence, “substantially identical” shall mean that such warrants of Purchaser shall be exercisable for the same number of shares, shall be exercisable at the same exercise price, shall be exercisable during the same term, and shall contain other provisions that are generally the same as the Company Warrants surrendered.

11

(iii) Capital Stock of Sub. Each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without further action on the part of Purchaser, Sub or the Company, be converted into and become 100 shares of common stock of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock shall evidence ownership of such shares of common stock of the Surviving Corporation.

(b) Treatment of Company Common Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock or reserved for issuance by the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no amount of the Company Merger Consideration shall be allocated or paid thereto.

(c) Dissenters’ Rights. Notwithstanding anything contained herein to the contrary, any Dissenting Shares shall not be converted into the right to receive the portion of the Company Merger Consideration provided for in Section 1.9(a), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to California Law. Each holder of Dissenting Shares who, pursuant to the provisions of California Law, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with California Law (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the portion of the Company Merger Consideration payable pursuant to Section 1.9(a) in respect of such shares as if such shares never had been Dissenting Shares, and Purchaser shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.10(a), following the satisfaction of the applicable conditions set forth in Section 1.10(a), the portion of the Company Merger Consideration to which such holder would be entitled in respect thereof under this Section 1.9 as if such shares never had been Dissenting Shares. The Company shall give Purchaser prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments regarding demands of appraisal served pursuant to California Law and received by the Company. Except with the prior written consent of Purchaser, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

12

(d) Rights Not Transferable. The rights of the Company Securityholders as of immediately prior to the Effective Time are personal to each such Company Securityholder and shall not be transferable for any reason otherwise than by operation of law, will or the laws of descent and distribution or with the prior written consent of Purchaser. Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

1.10 Surrender of Certificates in Exchange for Payments and Payment of Company Warrants.

(a) Exchange Procedures for Share Certificates and Company Warrants.

(i) Prior to the Closing, the Company shall mail or cause to be mailed to every Company Stockholder to whom the Company has issued Certificates and that has not previously delivered its Certificates together with a properly completed and duly executed letter of transmittal in form and substance reasonably satisfactory to the Company (the “Letter of Transmittal”) and to each Company Stockholder who is a holder of shares of Company Common Stock as reflected in the stock records of the Company but to whom Certificates have not been issued by the Company (A) a form of Letter of Transmittal, and (B) instructions for use of the Letter of Transmittal in effecting the surrender of certificates or instruments which immediately prior to the Effective Time represent issued and outstanding Company Common Stock (the “Certificates”) that will be converted into the right to receive consideration pursuant to Section 1.9(a). The Letter of Transmittal shall specify that delivery of Certificates shall be effected, and risk of loss and title to Certificates shall pass, only upon receipt thereof by Purchaser, together with a properly completed and duly executed Letter of Transmittal, duly executed on behalf of each Person effecting the surrender of such Certificates, and shall be in such form and have such other provisions as Purchaser may reasonably specify, including a release by the Company Stockholders and that the Company Stockholders agree to be bound by the provisions of this Agreement. Upon delivery to the Company of a Certificate, together with a properly completed and duly executed Letter of Transmittal and any other documentation required thereby, the Company shall, either (x) at the Effective Time as to Certificates delivered at least two (2) Business Days prior to the Closing Date or (y) as soon as reasonably practicable (and in no event more than three (3) Business Days) after the date of delivery as to Certificates delivered after the second Business Day prior to the Closing Date, deliver to the holder of record of such Certificate, at the Company Stockholder’s election, the Company Merger Consideration amount that such Company Stockholder has the right to receive pursuant to Section 1.9(a)(i) in respect of such Certificate, and such Certificate shall be canceled.

(ii) The procedures for the exchange of Company Warrants shall be the same as the procedures for the exchange of Company Common Stock set forth in Section 1.10(a)(i).

13

(b) No Interest; U.S. Funds. No interest shall accumulate on any consideration payable in connection with the Merger, except as explicitly provided in the Note. Any cash amounts paid by any party hereunder shall be made in U.S. Dollars.

(c) Transfers of Ownership. If any amount payable pursuant to Section 1.9(a) is to be distributed to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such Tax has been paid or is not payable.

(d) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of Purchaser, Sub, the Company, the Surviving Corporation, or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

1.11 No Further Ownership Rights in the Company Common Stock or Company Warrants. All shares of the Purchaser’s Common Stock paid or payable following the surrender for exchange of all shares of Company Common Stock, and all warrants to purchase Purchaser’s Common Stock exchanged for the Company Warrants surrendered in accordance with the terms hereof shall be so paid or payable or issued or issuable in full satisfaction of all rights pertaining to all shares of Company Common Stock and all Company Warrants including any rights to declared but unpaid dividends, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, a Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof and, if required by the Surviving Corporation, the posting by such record holder of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, such Purchaser’s Common Stock as may be required pursuant to Section 1.9 in respect of such Certificate.

1.13 Tax Consequences. The parties acknowledge that the Merger does not qualify as a “reorganization” described in Section 368(a) of the Code. Purchaser makes no representations or warranties to the Company or to any Company Securityholder regarding the Tax treatment of the Merger, or any of the Tax consequences to the Company or any Company Securityholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the Company Securityholders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

14

1.14 Withholding Rights. Each of Purchaser, Sub, and the Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as Purchaser, Sub, or the Surviving Corporation reasonably determines that it is required to deduct and withhold with respect to any such payments under the Code or any other provision of federal, state, local or foreign Tax Legal Requirements. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Persons in respect of which such deduction and withholding was made.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company or any Company Subsidiary, the officers and directors of the Surviving Corporation are hereby authorized in the name and on behalf of the Company or any Company Subsidiary to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

1.16 Spreadsheet. The Company shall prepare and deliver to Purchaser, not later than five (5) Business Days prior to the Closing Date, a spreadsheet (the “Spreadsheet”), certified by the Chief Executive Officer of the Company, which shall set forth all of the following information, as of the Closing Date and immediately prior to the Effective Time: (a) the names of all the Company Securityholders; and (b) the number and kind of shares of Company Common Stock held by such Persons.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to, and except as set forth in the disclosure letter of the Company delivered to Purchaser concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Purchaser the following as of the date hereof and as of the Effective Time:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. The copies of the Certificate of Incorporation of the Company, as amended, and the documents which constitute all other Organization Documents of the Company, have been delivered to the Purchaser prior to the execution of this Agreement and are true and complete and have not been amended. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

15

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any other documents entered into in connection with this Agreement (together with this Agreement, the “Transaction Agreements”) and the authorization, sale, issuance and delivery of the Note and the Warrant, and the performance of all obligations of the Company under the Transaction Agreements has been taken prior to the date hereof. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Capitalization. As of immediately prior to the Closing, the authorized capital of the Company consists of:

(a) Preferred Stock. A total of 10,493,339 authorized shares of the Company’s $0.0001 par value per share Preferred Stock, consisting of: 493,339 shares designated Series A Preferred Stock, of which 493,339 shares are issued and outstanding, and 10,000,000 shares designated Series B Preferred Stock, of which 5,336,099 are issued and outstanding. The rights, privileges and preferences of the Company’s Preferred Stock are as stated in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”). All of the issued and outstanding shares of the Company’s Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. MTF, as holder of all issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, agrees to convert all such shares to Company Common Stock prior to the Effective Time.

(b) Common Stock. 20,000,000 authorized shares of Company Common Stock, 6,267,565 shares of which are issued and outstanding (not including shares underlying warrants, shares underlying convertible promissory notes, or shares of Series A Preferred Stock or Series B Preferred Stock that will convert into shares of Company Common Stock prior to the Effective Time). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

(c) Other Securities. Except for warrants to purchase 2,151,926 shares of Company Common Stock and convertible promissory notes that can collectively convert into 5,648,658 shares of Company Common Stock, there are no outstanding options, warrants, or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

(d) The Spreadsheet. The Spreadsheet contains a true and complete list of the names of the record and beneficial holders of all of the issued and outstanding capital stock of the Company. Except as expressly provided in this Agreement, no holder of shares of Company Common Stock or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the shares or otherwise. There is no voting trust, agreement or arrangement among any of the holders of capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

16

2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or other third party by the Company is required in connection with the consummation of the transactions contemplated by this Agreement except: such filings under the Securities Act of 1933, as amended, and the regulations thereunder (the “Securities Act”) and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings, be made within the time prescribed by law.

2.5 Compliance with Laws and Other Instruments; No Conflicts. The Company is not in violation or default of (i) any provision of its Certificate of Incorporation or Bylaws, each as amended to date, (ii) to its knowledge, any applicable law, regulation, judgment, decree or order of the United States of America or any state, foreign country or other governmental body or agency having jurisdiction over the Company’s business or properties, other than violations of laws, regulations, judgments, decrees or orders that could not reasonably be expected to have a Material Adverse Effect on the business, property, financial condition or results of operations of the Company or (iii) any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound other than such violation that would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Note and the Warrant hereunder, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, other than such violations or defaults that will not have a Material Adverse Effect.

2.6 No Litigation. Except as set forth on Schedule 2.6 attached hereto, there is no litigation, action, suit or proceeding, or governmental inquiry or investigation (“Action”), pending, or, to the Company’s Knowledge, threatened against the Company. There is no Action pending, or, to the Company’s Knowledge, threatened that questions the validity of this Agreement or the right of the Company to enter into this Agreement, to consummate the transactions contemplated hereby or that might otherwise have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.7 Property and Assets. The Company has good and marketable title to all of its material properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than (i) liens resulting from taxes which have not yet become delinquent and (ii) liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

17

2.8 Securities Law Exemptions. Based in part on the accuracy of the representations and warranties of the Company contained in Article II hereof, the offer, sale and issuance of the Company Common Stock and Company Warrants are and will be exempt from the registration requirements of the Securities Act, and the registration, permit or qualification requirements of any applicable U.S. state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell any part of the securities to any person or persons so as to bring the sale of such securities by the Company within the registration provisions of the Securities Act or any U.S. state securities law.

2.9 Board Recommendation. The Company Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company and its Shareholders.

2.10 Financial Statements. Schedule 2.10 sets forth the Financial Statements of the Company. The Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) throughout the periods covered thereby and fairly present in all material respects the Company’s consolidated financial position as of such dates and the results of the Company’s operations for such periods. The Company has no debt except for those debts disclosed on Schedule 2.10. There has been no Material Adverse Effect since December 31, 2013.

2.11 Tax Returns and Payments. The Company has filed all local income, sales, withholding and other tax reports, documents, statements and returns (collectively “Tax Returns”) that it was required to file and has paid all taxes shown thereon as due and payable, except where the failure to file Tax Returns or pay such taxes could reasonably be expected not to have a Material Adverse Effect. All such Tax Returns were complete and correct in all material respects. The Company is not a party to any agreement or other document with any taxing authority extending the period for assessment, reassessment or collection of any Taxes. No Governmental Authority has assessed against the Company any additional taxes for any period for which Tax Returns have been filed. There is no proceeding, audit or investigation concerning any liability for taxes of the Company or otherwise on account of the Company’s business pending or, to the Company’s Knowledge, threatened by any governmental authority. The Company is not a party to any tax allocation or sharing contract.

2.12 Disclosure. The disclosures provided by the Company to Purchaser regarding the Company’s business and transactions do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.13 No Material Adverse Changes. Since December 31, 2013, no event has occurred that has had or could reasonably be expected to have Material Adverse Effect.

18

Article III

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

Purchaser and Sub represent and warrant to the Company the following as of the date hereof and as of the Effective Time:

3.1 Organization, Standing and Power. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Neither Purchaser nor Sub is in material violation of any of the provisions of their respective certificate of incorporation or bylaws. Each of Purchaser and Sub have the full corporate power to own, lease and operate their properties and to conduct their business as currently conducted.

3.2 Authority; Noncontravention.

(a) Each of Purchaser and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser and Sub of this Agreement and the consummation by Purchaser and Sub of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Purchaser and Sub and, effective immediately after the execution of this Agreement by Sub, the sole stockholder of Sub has adopted this Agreement and approved the Merger and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Sub and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, this Agreement constitutes the valid and binding obligation of Purchaser and Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Legal Requirements affecting or relating to creditors’ rights generally and principles of equity.

(b) The execution and delivery of this Agreement by Purchaser and Sub do not, and neither the consummation of the transactions contemplated hereby nor compliance by Purchaser or Sub with any provisions of this Agreement will, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of their respective certificates of incorporation or bylaws, as amended to date, or (ii) any Legal Requirement, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Purchaser’s or Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Purchaser or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.5, (ii) such filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) such filings and notifications as may be required to be made in connection with the Merger under the HSR Act or applicable foreign Antitrust Laws and the expiration or early termination of applicable waiting periods under the HSR Act or applicable foreign Antitrust Laws, and (iv) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to Purchaser’s or Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement.

19

3.3 No Prior Sub Operations. Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

3.4 Sufficient Shares. Purchaser has on hand as of the date of this Agreement, and shall have on hand on the Closing Date, sufficient shares of Purchaser’s Common Stock in its possession to enable Purchaser to consummate the transactions contemplated hereby, including payment of the Company Merger Consideration. Purchaser’s obligations under this Agreement are not subject to any conditions regarding Purchaser’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.

Article IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, except as Purchaser shall otherwise consent in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company will conduct its business in all material respects in the ordinary course consistent with past practices and in material compliance with all applicable Legal Requirements including using its commercially reasonable efforts to:

(a) preserve intact its present business organization, properties and assets;

(b) maintain in effect all of the Company Authorizations;

(c) keep available the services of its directors, officers and key employees;

(d) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it.

(e) maintain its assets in good operating condition;

(f) maintain any insurance policies held by the Company as of the Agreement Date; and

(g) preserve the confidentiality of all trade secrets that are material to the Company’s business in a manner consistent with the Company’s past practices.

4.2 Restrictions on Conduct of Business of the Company. Without limiting the generality of Section 4.1, except as expressly contemplated by this Agreement, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time except as expressly contemplated by this Agreement, Purchaser shall otherwise consent in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall not take any action or omit to take any action that would be outside the ordinary course consistent with past practices, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).

20

Article V

ADDITIONAL AGREEMENTS

5.1 Stockholder Consent.

(a) The Company shall use its reasonable best efforts to obtain, as soon as reasonably practicable after the execution of this Agreement, the written consent of each of the Company Stockholders listed on the Spreadsheet pursuant to which such Company Stockholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the “Stockholder Consent”). The Stockholder Consent shall be in the form attached hereto as Exhibit D and shall be irrevocable with respect to all shares of Company Common Stock owned beneficially or of record by the consenting Company Stockholders or as to which they have, directly or indirectly, the right to vote or direct the voting thereof.

(b) Within five (5) Business Days after the date on which the Company obtains the Stockholder Consent, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every Company Stockholder that did not execute the Stockholder Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board unanimously determined that the Merger is advisable in accordance with Section 251(b) of Delaware Law and in the best interests of the Company Stockholders and unanimously approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Stockholder Consent, including the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Section 228(e) of Delaware Law and the bylaws of the Company and (iii) notify such Company Stockholders of their dissent and appraisal rights pursuant to California Law. The Stockholder Notice will include therewith a copy of the applicable provisions of California Law and all such other information as Purchaser shall reasonably request, and shall be sufficient in form and substance to start the twenty (20) day period during which a Company Stockholder must demand appraisal of such Stockholder’s Company Common Stock as contemplated by California Law. All materials submitted to Company Stockholders in accordance with this Section 5.1(b) shall be subject to Purchaser’s advance review and reasonable approval.

5.2 Public Disclosure. The Company and Purchaser will consult with each other and agree before issuing any press release, making any public statement, or otherwise making any disclosure with respect to the terms of this Agreement or the transactions contemplated hereby or the use of either party’s name, and will not issue any such press release or make any such public statement or other disclosure prior to such mutual agreement, except to the extent necessary in order to comply with applicable Legal Requirements or any applicable listing agreement with a national securities exchange.

21

5.3 Commercially Reasonable Efforts; Notice of Certain Events. Each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VI, and including executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

5.4 Access to Information. During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, (a) the Company shall afford Purchaser and its accountants, counsel and other representatives, reasonable access upon reasonable advance notice during business hours to (i) all of the Company’s properties, books, Contracts and records and (ii) other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request; provided, that the Company shall not be required to provide Purchaser or its agents with access to any files, books, records or information where such access would (A) waive any privileges or protections under applicable Legal Requirements, (B) violate any privacy rights applicable to employees or (C) violate the terms of any nondisclosure or similar Contract with any third party (provided, that in each case, the Company shall use its commercially reasonable efforts to provide Purchaser with access to such information to the fullest extent practicable without risking loss of privilege or protections under such Legal Requirement, privacy right or Contract, including, for example, providing for such information to be reviewed by counsel for Purchaser on terms reasonably acceptable to counsel for the Company).

5.5 Expenses. Whether or not the Merger is consummated, except to the extent otherwise provided herein or in the Letter of Intent, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

5.6 Parachute Payment Waivers. The Company shall use commercially reasonable efforts to obtain and deliver to Purchaser, prior to the initiation of the requisite stockholder approval procedure under Section 5.7, a parachute payment waiver from each Person who the Company reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite stockholder approval procedure under Section 5.7, and who might otherwise have, receive or have the right or entitlement to receive a parachute payment under Section 280G of the Code.

5.7 Section 280G Stockholder Approval. The Company shall use its commercially reasonable efforts to obtain the approval by such number of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all parachute payments that would not be deductible by reason of Section 280G of the Code, with such stockholder vote to be obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder.

22

5.8 Directors’ and Officers’ Insurance; Indemnification

(a) For a period of four (4) years from and after the Closing Date, the Surviving Corporation agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company (the “Company Indemnified Persons”) to the same extent such persons are indemnified by the Company as of the date of this Agreement pursuant to the Company’s organizational documents, employment agreements, indemnification agreements or under applicable Legal Requirements for acts or omissions which occurred at or prior to the Effective Time; provided, that such indemnification shall be subject to limitations imposed from time to time under applicable Legal Requirements. The Surviving Corporation’s certificate of incorporation and bylaws shall contain provisions with respect to indemnification and exculpation that are at least as favorable to the past and present officers and directors of the Company as those provisions contained in the organizational documents in effect on the date hereof, and such provisions shall not be amended, repealed or otherwise modified for a period of four (4) years in any manner that would adversely affect the rights of the past and present officers and directors of the Company.

(b) For a period of four (4) years from and after the Closing Date, the Surviving Corporation agrees to indemnify (including advancement of expenses) and hold harmless Purchaser, all past and present officers and directors of Purchaser, AFH Advisory, all Affiliates of AFH Advisory and all past and present officers and directors of AFH Advisory (the “Purchaser Indemnified Persons”) for all acts taken by the Company and all failures of the Company to act, when the Company was required to act under applicable Legal Requirements, prior to the Effective Time. The acts taken by the Company and the failures of the Company to act, when the Company was required to act under applicable Legal Requirements, prior to the Effective Time shall not be treated as the acts or omissions of Purchaser, any past or present officers or directors of Purchaser, AFH Advisory, any Affiliates of AFH Advisory or any past or present officers or directors of AFH Advisory.

(c) Prior to the Effective Time, the Company shall obtain and fully pay the premium for directors’ and officers’ liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time; provided, that the Company shall give Purchaser a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Purchaser with respect thereto.

23

(d) If Purchaser, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of their properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

(e) The provisions of this Section 5.8 are intended for the benefit of, and shall be enforceable by, all past and present officers and directors of the Company and their heirs and representatives. The rights of all past and present officers and directors of the Company under this Section 5.8 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract, applicable Legal Requirements or otherwise.

5.9 No Solicitation. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, none of the Company or any of its Affiliates shall (i) solicit or initiate any proposals regarding a merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, or other similar transaction involving the Company other than the transactions contemplated by this Agreement (any of the foregoing proposals an “Acquisition Proposal”), (ii) engage or participate in negotiations or discussions concerning, or provide any Person with any non-public information regarding the Company with respect to, an Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend the adoption of any Acquisition Proposal. Each of the Company and its Affiliates shall (and shall cause their Representatives to) cease immediately any and all discussions or negotiations with any Person (other than Purchaser and its Representatives) regarding any Acquisition Proposal. Each of the Company and its Affiliates shall enforce the terms and conditions of any confidentiality agreement entered into with such Person with respect to any Acquisition Proposal. It is understood that any violation of the restrictions set forth above by the Company, its Affiliates or any of the Representatives of the Company shall be deemed to be a breach of this Agreement by the Company.

5.10 Supplements to Company Disclosure Schedule. If there occurs after the Agreement Date any fact or condition that constitutes a breach of any representation or warranty made by the Company in Article II above, or if any fact or condition hereafter occurring requires any change in the Company’s Disclosure Letter delivered to Purchaser at the time of execution of this Agreement (the “Supplemental Matters”), the Company shall, as promptly as practicable, deliver to Purchaser a supplement to the Company’s Disclosure Letter specifying such Supplemental Matters. Should the Supplemental Matters set forth in any such supplement to Company’s Disclosure Letter cause the Company to be unable to fulfill the conditions set forth in Section 6.3(a) hereof, the Company shall provide written notice thereof to Purchaser and Purchaser shall, within fifteen (15) Business Days thereafter, make a determination in writing, delivered to the Company, to either (i) waive the conditions set forth in Section 6.3(a) hereof solely with respect to the Supplemental Matters or (ii) not waive the conditions set forth in Section 6.3(a) hereof and elect to terminate this Agreement in accordance with Section 7.1(d) hereof; provided, however, if Purchaser fails to provide a written determination prior to the expiration of such fifteen (15) Business Day period, Purchaser shall be deemed to have waived the conditions set forth in Section 6.3(a) hereof with respect to the Supplemental Matters. If the Purchaser elects to waive the conditions set forth in Section 6.3(a) hereof with respect to the Supplemental Matters (either by written determination or lapse), no effect shall be given with respect to the Supplemental Matters for purposes of determining whether there has been a failure of the Closing condition set forth in Section 6.3(a) hereof or a Warranty Breach under Article II hereof.

24

5.11 MTF Conversion of Promissory Notes. MTF agrees: (i) to convert 30% of the convertible promissory notes issued and outstanding as of the date hereof entered into by and between the Company and MTF into shares of the Company’s Series B Preferred Stock at the price of $1.00 per share and to then convert such shares into Company Common Stock on a 1 for 1 ratio; (ii) to convert 35% of the convertible promissory notes issued and outstanding as of the date hereof entered into by and between the Company and MTF into shares of the Company’s Series B Preferred Stock at the price per share of the securities sold in the Company’s private investment in public entity offering and to then convert such shares into Company Common Stock on a 1 for 1 ratio; and (iii) to convert 35% of the convertible promissory notes issued and outstanding as of the date hereof entered into by and between the Company and MTF into shares of the Company’s Series B Preferred Stock at the price per share of the securities sold in the Company’s initial public offering and to then convert such shares into Common Stock on a 1 for 1 ratio.

5.12 Appointment of Board Observer. Each of AFH Advisory and MTF shall have the right to appoint one individual with non-voting “observer status” to receive all Board communications and attend all meetings of the Board for a period of 2 years from the Effective Time, including attending meetings of the Board related to engaging professional service providers and the right to review any credentials provided by such service providers.

Article VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Illegality. No temporary restraining order, preliminary or permanent injunction, order, decree, writ, ruling or award issued by any court or other Governmental Entity of competent authority preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect, and no Legal Requirement shall have been enacted, entered, enforced or deemed applicable to the Merger, which prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

(b) Stockholder Consent. The Company shall have obtained the Stockholder Consent in accordance with applicable Legal Requirements and the Stockholder Consent shall be in full force and effect.

25

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions (it being understood that each such condition is solely for the benefit of the Company and may be waived by the Company in writing in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or “Material Adverse Effect,” which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be so true and correct with respect to such specified date).

(b) Covenants. Purchaser shall have performed and complied in all material respects with all covenants, obligations and agreements of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by a duly authorized officer of Purchaser, to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Receipt of Closing Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 1.4(a).

6.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions (it being understood that each such condition is solely for the benefit of Purchaser and Sub and may be waived by Purchaser and Sub in writing in their sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or “Material Adverse Effect,” which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be so true and correct with respect to such specified date).

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations and agreements of this Agreement required to be performed and complied with by the Company at or prior to the Closing.

26

(c) Officer’s Certificate. Purchaser shall have received the Officer’s Certificate.

(d) Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 1.4(b).

(e) No Material Adverse Effect. Since the Agreement Date, there shall not have occurred a Material Adverse Effect or any change, development or effect which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(f) No Governmental Litigation. There shall not be pending before any court of competent jurisdiction any legal proceeding commenced by a Governmental Entity that challenges or seeks (i) to make illegal, restrain, delay materially or prohibit the consummation of the Merger or (ii) to prohibit or limit in any material respect Purchaser’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Company Common Stock to be acquired in the Merger or its operation of all or any material portion of the Company, or of Purchaser and its Subsidiaries taken as a whole, or (iii) to compel Purchaser or Sub to dispose of or hold separate all or any material portion of the business or assets of the Company, or of Purchaser and its Subsidiaries taken as a whole.

(g) Written Consent. The Stockholder Consent shall be delivered to Purchaser no later than 11:59 PM, New York City time, on the first Business Day immediately preceding the Effective Time (the “Stockholder Consent Delivery Deadline”).

(h) Dissenting Shares. No more than ten percent (10%) of the outstanding shares of Company Common Stock shall be Dissenting Shares.

(i) MTF Conversion of Debt and Preferred Stock. MTF must have completed the conversion of (i) all of its issued and outstanding shares of the Company’s Series A Preferred Stock and Series B Preferred Stock into the shares of Company Common Stock and (ii) 30% of the issued and outstanding convertible promissory notes entered into by and between the Company and MTF into shares of the Company’s Series B Preferred Stock at a price per share of $1.00 and then into shares of Company Common Stock on a 1 for 1 ratio.

(j) Post-Closing Ownership. Immediately following the Closing, the ownership of the Purchaser shall be as set forth on Schedule 6.3(j).

Article VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by authorized action taken by the terminating party (notwithstanding approval and adoption of this Agreement by the Company Stockholders):

27

(a) by mutual written consent duly authorized by the Company Board and the Board of Directors of Purchaser;

(b) by either Purchaser or the Company, if the Merger shall not have occurred on or before 11:59 PM, New York City time, on September 30, 2014 (the “Outside Date”), or such other date that Purchaser and the Company may agree upon in writing; provided, however, that the right to terminate this Agreement under this clause (b) of Section 7.1 shall not be available to any party whose breach of this Agreement has been the proximate cause of or resulted in the failure of the Merger to occur on or before the Outside Date.

(c) by either Purchaser or the Company, if the Stockholder Consent shall not have been obtained by the Company and delivered to Purchaser by the Stockholder Consent Delivery Deadline;

(d) by Purchaser, if the Company shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within thirty (30) Business Days after receipt by the Company of written notice of such breach and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of the condition set forth in Section 6.3(a) or (b); or

(e) by the Company, if Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within thirty (30) Business Days after receipt by Purchaser of written notice of such breach and if not cured within the timeframe above and at or prior to Closing, such breach would result in the failure of the conditions set forth in Section 6.2(a) or (b).

In the event of termination by Purchaser or the Company pursuant to this Section 7.1 (other than Section 7.1(a)), written notice thereof shall be given to the other parties hereto.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Sub, the Company or their respective officers, directors, stockholders, Affiliates, employees, agents, advisors, attorneys or representatives; provided, however, that (a) the provisions of this Section 7.2 (Effect of Termination), Article VIII (General Provisions) and the Letter of Intent shall remain in full force and effect and survive any termination of this Agreement and (b) no such termination shall relieve any party hereto for any damages incurred or suffered by the other party as a result of an intentional or willful breach of this Agreement.

7.3 Amendment. Subject to the provisions of applicable Legal Requirements, the parties hereto may amend this Agreement by authorized action at any time (notwithstanding approval and adoption of this Agreement by the Company Stockholders) pursuant to an instrument in writing signed on behalf of each of the parties hereto (provided that no amendment shall be made which by Legal Requirement requires further approval by the Company Stockholders without such further stockholder approval).

28

Article VIII

GENERAL PROVISIONS

8.1 No Survival. None of the representations and warranties contained in this Agreement, or any covenant in this Agreement (other than Section 5.8 and the provisions in Article II above concerning payment of the Merger Consideration) shall survive the Effective Time.

8.2 Notices. Any notices and other communications hereunder shall be in writing and shall be deemed given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service (providing written proof of delivery), such as Federal Express, (iii) on the date of confirmation of receipt (or, the first Business Day following receipt if the date is not a Business Day) if sent via facsimile to the parties hereto at the following address, or at such other address for a party as shall be specified by like notice, provided that a notice of change in address shall not be deemed to have been given until received by the addressee:

(i)	if to Purchaser or Sub, to:

AFH Acquisition X, Inc.
4751 Wilshire Blvd., Suite 110
Los Angeles, CA 90010
Attention: Eugene Leydiker
Facsimile No.: (323) 692-4126
Telephone No.: (323) 692-4026

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
New York, N.Y. 10022
Attention: Bill Haddad
Facsimile No.: (212) 521-5450
Telephone No.: (212) 549-0379

(ii)	if to the Company, to:

Bone Biologics, Inc.
100 Rancho Rd., Suite 7

Thousand Oaks, CA 91362
Attention: Michael Schuler
Facsimile No.: (732) 661-2152
Telephone No.: (732) 661-2589

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

550 S. Hope Street

Los Angeles, CA 90071

Attention: Ann Lawrence

Facsimile: (213) 330-7555

Telephone: (213) 330-7755

29

8.3 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete copy of the information or material referred to has been provided to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; and (c) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

8.4 Counterparts. This Agreement may be executed manually, by electronic transmission or by facsimile by the parties hereto, in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

8.5 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Schedules, including the Company Disclosure Schedule, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Letter of Intent, the Note, the Warrant, and the Letter of Transmittal, with the Letter of Intent continuing in full force and effect and surviving any termination of this Agreement in accordance with its respective terms and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that Section 5.8 is intended to benefit former, current and future officers and directors of the Company and Indemnified Persons).

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

30

8.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provisions of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Remedies Cumulative. Any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties, including without limitation, Purchaser, Sub, the Company, or if after the Effective Time, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law, except that the portions of this Agreement regarding Dissenting Shares shall be governed by and construed in accordance with California Law. Each of the parties hereby expressly and irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of any other competent court of the State of Delaware (collectively, the “Delaware Courts”), preserving, however, all rights of removal to such federal court under 28 U.S.C. 1441, in respect of all disputes arising out of or in connection with this Agreement and the documents referred to in this Agreement or the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or in connection with this Agreement and the documents referred to in this Agreement or the transactions contemplated hereby and thereby, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. Notwithstanding the foregoing, each party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of any order or judgment entered by a Delaware Court in any other court having jurisdiction.

31

8.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Legal Requirement, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

32

IN WITNESS WHEREOF, Purchaser, Sub, and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

AFH Acquisition X, Inc.:

By:	/s/ Don Hankey
Name:	Don Hankey
Title:	President, Secretary, Chief Financial Officer, and Sole Director

Bone Biologics Acquisition Corp.:

By:	/s/ Don Hankey
Name:	Don Hankey
Title:	President, Secretary, Chief Financial Officer, and Sole Director

Bone Biologics, Inc.:

By:	/s/ Michael Schuler
Name:	Michael Schuler
Title:	Chief Executive Officer and Director

Bone Biologics, Inc.:

By:	/s/ William Jay Treat
Name:	William Jay Treat
Title:	President and Secretary

Acknowledged and Accepted:

AFH Holding and Advisory, LLC:

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	Managing Director

The Musculoskeletal Transplant Foundation, Inc.:

By:	/s/ Michael J. Kawas
Name:	Michael J. Kawas
Title:	Executive Vice President and Chief Financial Officer

Exhibit A

PROMISSORY NOTE
(Secured)

$340,000.00	July 31, 2014

For value received, the undersigned, Bone Biologics, Inc., a California corporation (the “Company”), hereby promises to pay to AFH Holding and Advisory, LLC (“AFH”), at 4751 Wilshire Blvd., Suite 110, Los Angeles, CA 90010, or any other place designated in a writing submitted by AFH to the Company, the principal sum of Three-Hundred Forty Thousand Dollars and 00/100 ($340,000.00), together with interest thereon, as calculated below. All sums owing under this Promissory Note (this “Note”) are payable in lawful money of the United States of America, in immediately available funds.

1. Interest. Interest on all sums owing on this Note shall accrue at a rate of eight and one-half percent (8.5%) per annum, commencing ninety days after the Effective Date and continuing until the Maturity Date, and at a rate of eight and one-half percent (8.5%) per annum, commencing on the Maturity Date and continuing until this Note is paid in full, based on a three hundred sixty (360) day year and charged on the basis of actual days elapsed.

2. Payment. The Company shall make payments of principal to AFH commencing on the Initial Date. Payments of principal by the Company to AFH shall be made as follows: $250,000.00 contemporaneous with the Company closing on a total of $1,500,000.00 in the Offering (the “Initial Date”); and $90,000.00 contemporaneous with the Company closing on a total of $2,040,000.00 in the Offering. For purposes of this Note, the term “Offering” shall mean that certain upcoming offering pursuant to which the Company will be selling between $1,000,000.00 and $5,000,000.00 worth of its $0.001 par value per share common stock to investors. Payments to third-parties out of the proceeds of the Offering shall be made in accordance with the terms of that certain Amended and Restated Letter of Intent, dated May 7, 2014, by and among the Company, the Musculoskeletal Transplant Foundation, Inc., a District of Columbia Corporation (“MTF”), and AFH.

3. Maturity Date. If not already due and payable in accordance with the terms of Section 2, the outstanding principal balance shall be due and payable in full six (6) months after the Effective Date (the “Maturity Date”); provided, however, that the Company may pay all or any portion of such outstanding principal at any time before such date without penalty.

4. Late Fee. If any installment is not received by AFH within ten (10) Business Days of being due, the Company will pay a late fee of five percent (5%) of the overdue amount as a late fee. Acceptance of any late fee shall not constitute a waiver of default with respect to the overdue amount, and such late fee shall be paid by the Company in addition to any other costs, attorneys’ fees, and remedies to which AFH may be entitled as a result of an Event of Default under this Note.

5. Events of Default. At the option of AFH, the entire unpaid principal amount of this Note and any accrued interest thereon shall become immediately due and payable if an Event of Default shall occur. Each of the following events shall constitute an Event of Default hereunder:

a. The failure to pay when due the amount of any interest or principal payment required to be paid hereunder, which failure continues for thirty (30) days after the Company receives written notice of such nonpayment;

b. A petition or action for relief shall be filed by or against the Company, pursuant to the Federal Bankruptcy Code (Title 11, U.S. Codes) in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief from debts; the appointment of a receiver, trustee, custodian or liquidator of or for any property of the Company; or upon the insolvency, dissolution, or termination of the business of the Company;

c. The Company shall (i) admit in writing its inability to pay its debts generally as they mature; (ii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iii) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; and

e. The Company fails to comply with any covenant, condition or provision contained in this Note or materially breaches any provision hereof, and such failure continues or such breach is not corrected within thirty (30) days after the Company receives written notice of such failure or such breach.

6. Attorneys’ Fees. If any attorney is engaged by AFH to enforce or defend any provision of this Note, or as a consequence of any default hereunder, with or without the filing of any legal action or proceeding, then the Company shall pay to AFH immediately upon demand all attorneys’ fees and all costs incurred by AFH in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

7. Waiver. AFH’s acceptance of partial or delinquent payment from the Company, or AFH’s failure or delay in exercising any right hereunder, shall not constitute a waiver of any obligation of the Company hereunder, or any right of AFH hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Any waiver of any term of this Note and any amendment to this Note must be made in writing and signed by AFH and the Company, and shall in all cases be limited to the express terms of such waiver or amendment. No previous waiver by AFH with respect to the terms of this Note shall constitute a waiver of any later breach, default, or failure of any condition under this Note. Except as otherwise provided in this Note, the Company waives: statutes of limitation; presentment; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of cost, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in any proceeding against any of the rights or interests in or to properties securing payment of this Note, if any.

2

8. Security. As security for payment of this Note, AFH will receive a Standby Letter of Credit from MTF for the full principal of this Note pursuant to the terms of that certain Agreement, by and among the Company, AFH Acquisition X, Inc. and Bone Biologics Acquisition Corp. , in the form attached hereto as Exhibit A.

9. Order of Payments. Payments shall be applied first to any fees or other costs owed to AFH in connection with the enforcement and collection of this Note as provided by this Note, thereafter to the outstanding amount of interest, if any, and thereafter to the outstanding principal amount.

10. Bank Account Designated by AFH. Payments shall be made by electronic transfer to the bank account designated in writing by AFH.

11. Transfer of Note. AFH may assign or pledge all or part of its rights under this Note. Whenever in this Note there is reference made to AFH, such reference shall be deemed to include as applicable, a reference to the respective successors and assigns of AFH. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.

12. General Provisions. This Note is intended by AFH and the Company as the complete and final expression of their agreement concerning the subject matter herein. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by AFH and the Company. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Note. If any provision of this Note is found to be illegal, invalid, or unenforceable, such provision shall be enforced to the maximum extent permitted, but if fully unenforceable, such provision shall be severable, and this Note shall be construed as if such provision had never been a part of this Note, and the remaining provisions shall continue in full force and effect. The provisions hereof are binding upon the successors of the Company and inure to the benefit of the successors of AFH. Each right, power, and remedy provided in this Note shall be cumulative and shall be in addition to every other right, power, and remedy provided in this Note now or hereafter existing at law, in equity or otherwise. The section and paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. The term “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in California or New York are obligated by any legal requirement to close.

13. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction and venue of the Federal and State of California courts situated in Los Angeles, California, and also consent to service of process by any means authorized by California or Federal law.

14. Effective Date. This Note is made effective as of the date first set forth above (the “Effective Date”).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the Effective Date.

THE COMPANY:		Bone Biologics, Inc.,
a California corporation

	By:	/s/
Michael Schuler, Chief Executive Officer

[Signature Page to Promissory Note]

EXHIBIT A

FORM OF LETTER OF CREDIT

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 25, 2014

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

BENEFICIARY	APPLICANT
AFH HOLDING & ADVISORY, LLC	MUSCULOSKELETAL TRANSPLANT
AMIR F HESHMATPOUR	FOUNDATION, INC.
CHAIRMAN & MANAGING DIRECTOR	125 MAY STREET
9595 WILSHIRE BLVD SUITE 700	EDISON, NJ 08837

BEVERLY HILLS, CA 90212

AMOUNT

NOT EXCEEDING USD 340,000.00

NOT EXCEEDING THREE HUNDRED FORTY THOUSAND AND 00/100’S US DOLLARS

EXPIRATION

JULY 25, 2015 AT OUR COUNTERS

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 68105133 IN YOUR FAVOR.

THIS CREDIT IS AVAILABLE WITH BANK OF AMERICA BY PAYMENT AGAINST PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT DRAWN ON BANK OF AMERICA N.A.

DRAFT(S) MUST BE ACCOMPANIED BY:

1. THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

2. AN AFFIDAVIT SIGNED BY AFH HOLDING AND ADVISORY LLC, CERTIFYING ONE OF THE FOLLOWING:

QUOTE

A. BONE BIOLOGICS HAS FAILED TO RECEIVE EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, OR HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN

CERTIFIED TRUE COPY

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

THE AMOUNT OF $___________ OWED BY BONE BIOLOGICS.

UNQUOTE

QUOTE

B. BONE BIOLOGICS HAS RECEIVED EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, BUT HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN THE AMOUNT OF $ OWED BY BONE BIOLOGICS.

UNQUOTE

PARTIAL DRAWINGS AND MULTIPLE DRAWINGS ARE ALLOWED.

DRAFT(S) MUST STATE “DRAWN UNDER BANK OF AMERICA N.A., STANDBY LETTER OF CREDIT NUMBER 68105133 DATED JULY 22, 2015.”

DRAFT(S) AND DOCUMENTS SHALL BE PRESENTED AT OUR OFFICES AT BANK OF AMERICA, N.A. ONE FLEET WAY, PA6-580 - 02-30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM TRANSFER FORM IS AVAILABLE UPON REQUEST.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT ONE FLEET WAY, PA6-580 - 02 - 30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT, PHONE: 1-800-370-7519, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

CERTIFIED TRUE COPY

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 28, 2014

AMENDMENT TO IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

AMENDMENT NUMBER 1

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

BENEFICIARY	APPLICANT
AFH HOLDING & ADVISORY, LLC	MUSCULOSKELETAL TRANSPLANT
AMIR F HESHMATPOUR	FOUNDATION, INC.
CHAIRMAN & MANAGING DIRECTOR	125 MAY STREET
10830 MASSACHUSETTS AVE	EDISON, NJ 08837

PENTHOUSE SUITE

LOS ANGELES, CA 90 024

THIS AMENDMENT IS TO BE CONSIDERED AN INTEGRAL PART OF THE ABOVE CRED: AND MUST BE ATTACHED THERETO.

THE ABOVE MENTIONED CREDIT IS AMENDED AS FOLLOWS:

THE BENEFICIARY HAS BEEN AMENDED TO:

AFH HOLDING & ADVISORY, LLC

AMIR F HESHMATPOUR

CHAIRMAN & MANAGING DIRECTOR

10830 MASSACHUSETTS AVE

PENTHOUSE SUITE

LOS ANGELES, CA 90024

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS AMENDMENT, PLEASE CALL 800-370-7519 OPT 1 .

ORIGINAL

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 2 PAGE(S).

ORIGINAL

Exhibit B

CERTIFICATE OF MERGER

AGREEMENT OF MERGER

This Agreement of Merger (this “Agreement”) is entered into as of this September 19, 2014 between AFH Acquisition x, inc., a Delaware corporation (the “Purchaser”), BONE BIOLOGICS ACQUISITION CORP., a Delaware corporation (the “Merger Sub”), and BONE BIOLOGICS, INC., a California corporation (the “Target”).

The Purchaser, the Merger Sub and the Target hereby agree that at the Effective Time (as defined in this Agreement), the Target and the Merger Sub shall merge into a single corporation on the following terms and conditions (the “Merger”):

ARTICLE 1

MERGER

At the Effective Time (as defined below), the Merger Sub shall be merged with and into the Target. The Target shall be the surviving corporation (the “Surviving Corporation”). At the Effective Time, the separate corporate existence of the Merger Sub shall cease, and the Surviving Corporation shall succeed to the properties, rights, privileges, powers, immunities, and franchises of the Merger Sub. All rights of creditors and all liens on the property of the Merger Sub shall be preserved unimpaired, but limited to the property affected by such rights or liens immediately before the Merger.

Article 2

EFFECTIVE DATE

The Merger provided for in this Agreement shall become effective on the filing by and in the office of the California Secretary of State of an executed copy of this Agreement with all requisite accompanying certificates. The time of such filing is referred to in this Agreement as the “Effective Time.”

Article 3

Articles OF INCORPORATION; BYLAWS; BOARD OF DIRECTORS; OFFICERS

1.	The Target’s Articles of Incorporation in effect immediately before the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation without change or amendment until they are duly altered, amended, or repealed.

2.	The Target’s Bylaws in effect immediately before the Effective Time shall remain the Bylaws of the Surviving Corporation without change or amendment until they are duly altered, amended, or repealed.

3.	At the Effective Time, the directors and officers of the Target in office immediately before the Effective Time shall become the directors and officers of the Surviving Corporation, and shall continue as directors and officers of the Surviving Corporation until such time as their successors have been elected and qualified as provided for in the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE 4
CONVERSION OF SHARES

In and by virtue of the Merger, the shares of stock of the Merger Sub and the Target outstanding at the Effective Time shall be converted as follows:

1.	At the Effective Time, each share of the Merger Sub’s common stock issued and outstanding immediately before the Effective Time shall be converted into 100 shares of common stock of the Surviving Corporation;

2.	At the Effective Time, each share of the Target’s common stock issued and outstanding immediately before the Effective Time, other than “dissenting shares” within the meaning of the California Corporations Code §1300(b), shall by virtue of the Merger and without action on the part of the shareholder be converted on a 1 to 1 basis into the right to receive from and to be paid by the Purchaser shares of the Purchaser’s common stock (the “Acquisition Shares”). No fraction of an Acquisition Share will be issued pursuant to this Agreement. Any such fraction that would result from the Merger which is one half of one or greater than one half of one will be rounded up to the next whole number, and less than one half of one shall be rounded down to the lower whole number. Upon surrender to the Purchaser or its transfer agent of the Target’s common stock for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Target’s common stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquisition Shares into which the shares of the Target’s common stock so surrendered shall have been converted pursuant to this section.

3.	The preceding paragraph of this article shall not apply to any shares of the Target’s common stock that constitute “dissenting shares” within the meaning of the California Corporations Code §1300(b). The holders of such shares shall have, in consideration for the cancellation of dissenting shares held by them, the rights given to them under the applicable provisions of the California General Corporation Law, including the right to receive the fair market value of those shares, in the manner and subject to the procedures and conditions provided by law.

4.	From and after the Effective Time, no transfer of the Target’s common stock outstanding before the Effective Time shall be made on the record books of Target.

5.	Immediately prior to the Effective Time, all of the outstanding shares of Series A preferred stock and Series B preferred stock of the Target were converted to common stock of the Target.

ARTICLE 5
TERMINATION

This Agreement may be terminated at any time before the Effective Time (whether before or after approval) by action of the shareholders of the Target or by the mutual consent and action of the boards of directors of the Target and the Purchaser. This Agreement shall automatically be void and of no further force and effect if, before the Effective Time, the Agreement and Plan of Merger between the Purchaser, the Merger Sub and the Target as of September 19, 2014 is terminated in accordance with the terms of that Agreement and Plan of Merger.

ARTICLE 6
CHOICE OF LAW

The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California.

ARTICLE 7
COUNTERPARTS

This Agreement may be executed in two or more counterparts and such counterparts together shall constitute a single instrument. Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by other means of electronic delivery including in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof. The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

[Remainder of page intentionally left blank; Signatures to follow]

BONE BIOLOGICS, INC.

By:	/s/ William Jay Treat
Name:	William Jay Treat
Title:	President

BONE BIOLOGICS, INC.

By:	/s/ William Jay Treat
Name:	William Jay Treat
Title:	Secretary

BONE BIOLOGICS ACQUISITION CORP.

By:
Name:	Don R. Hankey
Title:	President

BONE BIOLOGICS ACQUISITION CORP.

By:
Name:	Don R. Hankey
Title:	Secretary

AFH ACQUISITION X, INC.

By:
Name:	Don Hankey
Title:	President, Secretary, Chief Financial Officer, and Sole Director

BONE BIOLOGICS, INC.

By:
Name:	William Jay Treat
Title:	President

BONE BIOLOGICS, INC.

By:
Name:	William Jay Treat
Title:	Secretary

BONE BIOLOGICS ACQUISITION CORP.

By:	/s/ Don R. Hankey
Name:	Don R. Hankey
Title:	President

BONE BIOLOGICS ACQUISITION CORP.

By:	/s/ Don R. Hankey
Name:	Don R. Hankey
Title:	Secretary

AFH ACQUISITION X, INC.

By:	/s/ Don R. Hankey
Name:	Don Hankey
Title:	President, Secretary, Chief Financial Officer, and Sole Director

Exhibit C

FIRPTA Documentation

NONE

Exhibit D

Stockholder Consent

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

BONE BIOLOGICS, INC.

The undersigned, being the holders of outstanding shares of capital stock of Bone Biologics, Inc., a California corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all shares entitled to vote thereon were present and voted, consent that the following actions be taken awithout a meeting and without prior notice as authorized by the Bylaws of the Company and Section 603 of the General Corporation Law of the State of California:

Proposal #1: Adoption of the Agreement and Plan of Merger and Approval of the Principal Terms of the Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”) by and among the Company, AFH Acquisition X, Inc., a Delaware corporation (“Parent”), and Bone Biologics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company through a reverse merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.

WHEREAS, the Board has (i) determined that it is advisable, fair to and in the best interests of the Company and its stockholders for the Company to be acquired by Parent upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) unanimously adopted and approved the Merger Agreement and (iii) recommended the adoption and approval of the Merger Agreement by the stockholders of the Company.

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement): (i) the Company will survive and become a wholly-owned subsidiary of Parent, (ii) each issued and outstanding share of the Company’s Common Stock shall be cancelled and shall be converted automatically without any action on the part of the holder thereof into the right to receive a portion of the Company Merger Consideration (as defined in the Merger Agreement), and (iii) all outstanding Company Warrants (as defined in the Merger Agreement) not exercised or expired prior to the Effective Time shall convert into warrants of Parent pursuant to Section 1.9(a)(ii) of the Merger Agreement.

WHEREAS, the Merger will be consummated by filing an Agreement of Merger with the Secretary of State of the State of California (the “Agreement of Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, the Merger, the Agreement of Merger, and the transactions contemplated thereby and the performance by the Company of its obligations thereunder are hereby approved and adopted.

RESOLVED FURTHER, that the undersigned stockholders hereby consent to and approve the appointment of William Jay Treat as shareholders representative to act on their behalf with respect to matters set forth in the Merger Agreement and as contemplated by the Merger Agreement.

RESOLVED FURTHER, that all acts and deeds heretofore done by the directors and officers of the Company in connection with the Merger Agreement, the Merger and the transactions contemplated thereby are hereby ratified, and the officers of the Company, which have the full authority to act without the others, are hereby authorized, for and on behalf of the Company, to file, execute, verify, acknowledge and deliver any agreements or documents determined to be necessary or appropriate to effect the Merger, and to do or cause to be done any and all such acts and things as they may deem necessary or desirable for the performance in full of all of the obligations of the Company under the terms of the Merger Agreement and to effect the Merger and the transactions contemplated thereby.

Proposal #2: Ancillary Authorization

RESOLVED, that any of the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do and perform such acts and deeds to execute and deliver such other instruments, documents and agreements, and to take or cause to be taken such other further action as such officer may deem necessary, advisable or appropriate, to effectuate the purposes of the foregoing resolutions and that all actions heretofore or hereafter taken by such officers in furtherance of the matters set forth herein are hereby ratified, confirmed, approved and adopted in all respects.

This Written Consent of the Stockholders of the Company shall be filed with the minutes of the proceedings of the stockholders of the Company and shall have the same force and effect as a vote of the stockholders of the Company at a meeting duly held.

This Written Consent of the Stockholders of the Company may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By execution below, each of the undersigned (i) acknowledges receipt of adequate information regarding the Merger; (ii) acknowledges and agrees that, by executing and delivering this Written Consent of the Stockholders of the Company, provided the undersigned is not voting against the Merger, or abstaining from such vote, the undersigned has voted in favor of adoption and approval of the Merger Agreement and the Merger and, as a result, has waived any right to dissent from the proposed Merger and obtain payment for the undersigned’s shares of the Company’s Common Stock or the Company’s Series A or Series B Preferred Stock pursuant to Section 1300 of the California General Corporation Law; (iii) waives any rights he, she or it may have to receive written notice regarding the Merger under the Bylaws or Articles of Incorporation of the Company or otherwise; (iv) acknowledges and agrees that proceeds payable pursuant to the Merger Agreement are subject to the provisions of the Merger Agreement; and (v) acknowledges and agrees that the undersigned may not revoke this Written Consent of the Stockholders of the Company after the time that written consents of the holders of the number of shares required to authorize the Proposals have been filed with the secretary of the Company.1

1 See Section 603(c) of the CGCL.

2

Please indicate whether you consent to the foregoing Proposals by marking the appropriate spaces below. Consents which are signed but for which there is no selection indicated will be deemed to have been voted FOR such Proposal(s).

Proposal 1 - Approval of the Merger

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

Proposal 2 - Approval of Ancillary Authorization

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned hereby votes all of his, her or its shares of capital stock of the Company as set forth above and waives any and all notice requirements relating to the Proposals.

IF THE STOCKHOLDER IS AN INDIVIDUAL:

Chia Soo
Printed Name of Individual

/s Chia Soo
Signature

8-26-14
Date

IF THE STOCKHOLDER IS AN ENTITY:

Printed Name of Entity

By:
Name:
Title:

Date

Exhibit A

Agreement and Plan of Merger

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

BONE BIOLOGICS, INC.

The undersigned, being the holders of outstanding shares of capital stock of Bone Biologics, Inc., a California corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all shares entitled to vote thereon were present and voted, consent that the following actions be taken without a meeting and without prior notice as authorized by the Bylaws of the Company and Section 603 of the General Corporation Law of the State of California:

Proposal #1: Adoption of the Agreement and Plan of Merger and Approval of the Principal Terms of the Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”) by and among the Company, AFH Acquisition X, Inc., a Delaware corporation (“Parent”), and Bone Biologics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company through a reverse merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.

WHEREAS, the Board has (i) determined that it is advisable, fair to and in the best interests of the Company and its stockholders for the Company to be acquired by Parent upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) unanimously adopted and approved the Merger Agreement and (iii) recommended the adoption and approval of the Merger Agreement by the stockholders of the Company.

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement): (i) the Company will survive and become a wholly-owned subsidiary of Parent, (ii) each issued and outstanding share of the Company’s Common Stock shall be cancelled and shall be converted automatically without any action on the part of the holder thereof into the right to receive a portion of the Company Merger Consideration (as defined in the Merger Agreement), and (iii) all outstanding Company Warrants (as defined in the Merger Agreement) not exercised or expired prior to the Effective Time shall convert into warrants of Parent pursuant to Section 1.9(a)(ii) of the Merger Agreement.

WHEREAS, the Merger will be consummated by filing an Agreement of Merger with the Secretary of State of the State of California (the “Agreement of Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, the Merger, the Agreement of Merger, and the transactions contemplated thereby and the performance by the Company of its obligations thereunder are hereby approved and adopted.

RESOLVED FURTHER, that the undersigned stockholders hereby consent to and approve the appointment of William Jay Treat as shareholders representative to act on their behalf with respect to matters set forth in the Merger Agreement and as contemplated by the Merger Agreement.

RESOLVED FURTHER, that all acts and deeds heretofore done by the directors and officers of the Company in connection with the Merger Agreement, the Merger and the transactions contemplated thereby are hereby ratified, and the officers of the Company, which have the full authority to act without the others, are hereby authorized, for and on behalf of the Company, to file, execute, verify, acknowledge and deliver any agreements or documents determined to be necessary or appropriate to effect the Merger, and to do or cause to be done any and all such acts and things as they may deem necessary or desirable for the performance in full of all of the obligations of the Company under the terms of the Merger Agreement and to effect the Merger and the transactions contemplated thereby.

Proposal #2: Ancillary Authorization

RESOLVED, that any of the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do and perform such acts and deeds to execute and deliver such other instruments, documents and agreements, and to take or cause to be taken such other further action as such officer may deem necessary, advisable or appropriate, to effectuate the purposes of the foregoing resolutions and that all actions heretofore or hereafter taken by such officers in furtherance of the matters set forth herein are hereby ratified, confirmed, approved and adopted in all respects.

This Written Consent of the Stockholders of the Company shall be filed with the minutes of the proceedings of the stockholders of the Company and shall have the same force and effect as a vote of the stockholders of the Company at a meeting duly held.

This Written Consent of the Stockholders of the Company may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By execution below, each of the undersigned (i) acknowledges receipt of adequate information regarding the Merger; (ii) acknowledges and agrees that, by executing and delivering this Written Consent of the Stockholders of the Company, provided the undersigned is not voting against the Merger, or abstaining from such vote, the undersigned has voted in favor of adoption and approval of the Merger Agreement and the Merger and, as a result, has waived any right to dissent from the proposed Merger and obtain payment for the undersigned’s shares of the Company’s Common Stock or the Company’s Series A or Series B Preferred Stock pursuant to Section 1300 of the California General Corporation Law; (iii) waives any rights he, she or it may have to receive written notice regarding the Merger under the Bylaws or Articles of Incorporation of the Company or otherwise; (iv) acknowledges and agrees that proceeds payable pursuant to the Merger Agreement are subject to the provisions of the Merger Agreement; and (v) acknowledges and agrees that the undersigned may not revoke this Written Consent of the Stockholders of the Company after the time that written consents of the holders of the number of shares required to authorize the Proposals have been filed with the secretary of the Company.1

1 See Section 603(c) of the CGCL.

2

Please indicate whether you consent to the foregoing Proposals by marking the appropriate spaces below. Consents which are signed but for which there is no selection indicated will be deemed to have been voted FOR such Proposal(s).

Proposal 1 - Approval of the Merger

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

Proposal 2 - Approval of Ancillary Authorization

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned hereby votes all of his, her or its shares of capital stock of the Company as set forth above and waives any and all notice requirements relating to the Proposals.

IF THE STOCKHOLDER IS AN INDIVIDUAL:

Kang Ting
Printed Name of Individual

/s/ Kang Ting
Signature

8-26-14
Date

IF THE STOCKHOLDER IS AN ENTITY:

Printed Name of Entity

By:
Name:
Title:

Date

Exhibit A

Agreement and Plan of Merger

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

BONE BIOLOGICS, INC.

The undersigned, being the holders of outstanding shares of capital stock of Bone Biologics, Inc., a California corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all shares entitled to vote thereon were present and voted, consent that the following actions be taken without a meeting and without prior notice as authorized by the Bylaws of the Company and Section 603 of the General Corporation Law of the State of California:

Proposal #1: Adoption of the Agreement and Plan of Merger and Approval of the Principal Terms of the Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”) by and among the Company, AFH Acquisition X, Inc., a Delaware corporation (“Parent”), and Bone Biologics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company through a reverse merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.

WHEREAS, the Board has (i) determined that it is advisable, fair to and in the best interests of the Company and its stockholders for the Company to be acquired by Parent upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) unanimously adopted and approved the Merger Agreement and (iii) recommended the adoption and approval of the Merger Agreement by the stockholders of the Company.

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement): (i) the Company will survive and become a wholly-owned subsidiary of Parent, (ii) each issued and outstanding share of the Company’s Common Stock shall be cancelled and shall be converted automatically without any action on the part of the holder thereof into the right to receive a portion of the Company Merger Consideration (as defined in the Merger Agreement), and (iii) all outstanding Company Warrants (as defined in the Merger Agreement) not exercised or expired prior to the Effective Time shall convert into warrants of Parent pursuant to Section 1.9(a)(ii) of the Merger Agreement.

WHEREAS, the Merger will be consummated by filing an Agreement of Merger with the Secretary of State of the State of California (the “Agreement of Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, the Merger, the Agreement of Merger, and the transactions contemplated thereby and the performance by the Company of its obligations thereunder are hereby approved and adopted.

RESOLVED FURTHER, that the undersigned stockholders hereby consent to and approve the appointment of William Jay Treat as shareholders representative to act on their behalf with respect to matters set forth in the Merger Agreement and as contemplated by the Merger Agreement.

RESOLVED FURTHER, that all acts and deeds heretofore done by the directors and officers of the Company in connection with the Merger Agreement, the Merger and the transactions contemplated thereby are hereby ratified, and the officers of the Company, which have the full authority to act without the others, are hereby authorized, for and on behalf of the Company, to file, execute, verify, acknowledge and deliver any agreements or documents determined to be necessary or appropriate to effect the Merger, and to do or cause to be done any and all such acts and things as they may deem necessary or desirable for the performance in full of all of the obligations of the Company under the terms of the Merger Agreement and to effect the Merger and the transactions contemplated thereby.

Proposal #2: Ancillary Authorization

RESOLVED, that any of the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do and perform such acts and deeds to execute and deliver such other instruments, documents and agreements, and to take or cause to be taken such other further action as such officer may deem necessary, advisable or appropriate, to effectuate the purposes of the foregoing resolutions and that all actions heretofore or hereafter taken by such officers in furtherance of the matters set forth herein are hereby ratified, confirmed, approved and adopted in all respects.

This Written Consent of the Stockholders of the Company shall be filed with the minutes of the proceedings of the stockholders of the Company and shall have the same force and effect as a vote of the stockholders of the Company at a meeting duly held.

This Written Consent of the Stockholders of the Company may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By execution below, each of the undersigned (i) acknowledges receipt of adequate information regarding the Merger; (ii) acknowledges and agrees that, by executing and delivering this Written Consent of the Stockholders of the Company, provided the undersigned is not voting against the Merger, or abstaining from such vote, the undersigned has voted in favor of adoption and approval of the Merger Agreement and the Merger and, as a result, has waived any right to dissent from the proposed Merger and obtain payment for the undersigned’s shares of the Company’s Common Stock or the Company’s Series A or Series B Preferred Stock pursuant to Section 1300 of the California General Corporation Law; (iii) waives any rights he, she or it may have to receive written notice regarding the Merger under the Bylaws or Articles of Incorporation of the Company or otherwise; (iv) acknowledges and agrees that proceeds payable pursuant to the Merger Agreement are subject to the provisions of the Merger Agreement; and (v) acknowledges and agrees that the undersigned may not revoke this Written Consent of the Stockholders of the Company after the time that written consents of the holders of the number of shares required to authorize the Proposals have been filed with the secretary of the Company.1

1 See Section 603(c) of the CGCL.

2

Please indicate whether you consent to the foregoing Proposals by marking the appropriate spaces below. Consents which are signed but for which there is no selection indicated will be deemed to have been voted FOR such Proposal(s).

Proposal 1 - Approval of the Merger

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

Proposal 2 - Approval of Ancillary Authorization

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned hereby votes all of his, her or its shares of capital stock of the Company as set forth above and waives any and all notice requirements relating to the Proposals.

IF THE STOCKHOLDER IS AN INDIVIDUAL:

Printed Name of Individual

Signature

Date

IF THE STOCKHOLDER IS AN ENTITY:

T,O. Medical Development, Inc.
Printed Name of Entity

By:	/s/ Carolyn Hazuka
Name:	Carolyn Hazuka
Title:	President - CEO

Date	9/19/14

Exhibit A

Agreement and Plan of Merger

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

BONE BIOLOGICS, INC.

The undersigned, being the holders of outstanding shares of capital stock of Bone Biologics, Inc., a California corporation (the “Company”), having not less than the minimum number of votes that would be necessary to authorize or take the following actions at a meeting at which all shares entitled to vote thereon were present and voted, consent that the following actions be taken without a meeting and without prior notice as authorized by the Bylaws of the Company and Section 603 of the General Corporation Law of the State of California:

Proposal #1: Adoption of the Agreement and Plan of Merger and Approval of the Principal Terms of the Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to enter into an Agreement and Plan of Merger attached hereto as Exhibit A (the “Merger Agreement”) by and among the Company, AFH Acquisition X, Inc., a Delaware corporation (“Parent”), and Bone Biologics Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company through a reverse merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent.

WHEREAS, the Board has (i) determined that it is advisable, fair to and in the best interests of the Company and its stockholders for the Company to be acquired by Parent upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) unanimously adopted and approved the Merger Agreement and (iii) recommended the adoption and approval of the Merger Agreement by the stockholders of the Company.

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement): (i) the Company will survive and become a wholly-owned subsidiary of Parent, (ii) each issued and outstanding share of the Company’s Common Stock shall be cancelled and shall be converted automatically without any action on the part of the holder thereof into the right to receive a portion of the Company Merger Consideration (as defined in the Merger Agreement), and (iii) all outstanding Company Warrants (as defined in the Merger Agreement) not exercised or expired prior to the Effective Time shall convert into warrants of Parent pursuant to Section 1.9(a)(ii) of the Merger Agreement.

WHEREAS, the Merger will be consummated by filing an Agreement of Merger with the Secretary of State of the State of California (the “Agreement of Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, the Merger, the Agreement of Merger, and the transactions contemplated thereby and the performance by the Company of its obligations thereunder are hereby approved and adopted.

RESOLVED FURTHER, that the undersigned stockholders hereby consent to and approve the appointment of William Jay Treat as shareholders representative to act on their behalf with respect to matters set forth in the Merger Agreement and as contemplated by the Merger Agreement.

RESOLVED FURTHER, that all acts and deeds heretofore done by the directors and officers of the Company in connection with the Merger Agreement, the Merger and the transactions contemplated thereby are hereby ratified, and the officers of the Company, which have the full authority to act without the others, are hereby authorized, for and on behalf of the Company, to file, execute, verify, acknowledge and deliver any agreements or documents determined to be necessary or appropriate to effect the Merger, and to do or cause to be done any and all such acts and things as they may deem necessary or desirable for the performance in full of all of the obligations of the Company under the terms of the Merger Agreement and to effect the Merger and the transactions contemplated thereby.

Proposal #2: Ancillary Authorization

RESOLVED, that any of the officers of the Company be, and each of them hereby is, authorized, empowered and directed to do and perform such acts and deeds to execute and deliver such other instruments, documents and agreements, and to take or cause to be taken such other further action as such officer may deem necessary, advisable or appropriate, to effectuate the purposes of the foregoing resolutions and that all actions heretofore or hereafter taken by such officers in furtherance of the matters set forth herein are hereby ratified, confirmed, approved and adopted in all respects.

This Written Consent of the Stockholders of the Company shall be filed with the minutes of the proceedings of the stockholders of the Company and shall have the same force and effect as a vote of the stockholders of the Company at a meeting duly held.

This Written Consent of the Stockholders of the Company may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By execution below, each of the undersigned (i) acknowledges receipt of adequate information regarding the Merger; (ii) acknowledges and agrees that, by executing and delivering this Written Consent of the Stockholders of the Company, provided the undersigned is not voting against the Merger, or abstaining from such vote, the undersigned has voted in favor of adoption and approval of the Merger Agreement and the Merger and, as a result, has waived any right to dissent from the proposed Merger and obtain payment for the undersigned’s shares of the Company’s Common Stock or the Company’s Series A or Series B Preferred Stock pursuant to Section 1300 of the California General Corporation Law; (iii) waives any rights he, she or it may have to receive written notice regarding the Merger under the Bylaws or Articles of Incorporation of the Company or otherwise; (iv) acknowledges and agrees that proceeds payable pursuant to the Merger Agreement are subject to the provisions of the Merger Agreement; and (v) acknowledges and agrees that the undersigned may not revoke this Written Consent of the Stockholders of the Company after the time that written consents of the holders of the number of shares required to authorize the Proposals have been filed with the secretary of the Company.1

1 See Section 603(c) of the CGCL.

2

Please indicate whether you consent to the foregoing Proposals by marking the appropriate spaces below. Consents which are signed but for which there is no selection indicated will be deemed to have been voted FOR such Proposal(s).

Proposal 1 - Approval of the Merger

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

Proposal 2 - Approval of Ancillary Authorization

[X] FOR	[ ] AGAINST	[ ]ABSTAIN

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned hereby votes all of his, her or its shares of capital stock of the Company as set forth above and waives any and all notice requirements relating to the Proposals.

IF THE STOCKHOLDER IS AN INDIVIDUAL:

Printed Name of Individual

Signature

Date

IF THE STOCKHOLDER IS AN ENTITY:

Musculoskeletal Transplant Foundation, Inc.
Printed Name of Entity

By:	/s/ Michael J. Kawass
Name:	Michael J. Kawass
Title:	EVP/CFO

Date	9/19/14

Exhibit A

Agreement and Plan of Merger

Exhibit E

Common Stock Purchase Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. CW-47	Number of Shares: 500,000
Date of Issuance: July 3, 2014

BONE BIOLOGICS, INC.

Common Stock Purchase Warrant

Bone Biologics, Inc., a California corporation (the “Company”), for value received, hereby certifies that AFH Holding & Advisory, LLC, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below), up to 500,000 shares of $0.001 par value per share common stock of the Company (the “Common Stock”), at an exercise price of $1.00 per share. The shares issuable upon exercise of this Warrant and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

This Warrant has been issued in consideration for the acquisition of a publicly-reporting shell company.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, at any time and from time to time on or before the Expiration Date, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise (the “Purchase Price”), unless the Registered Holder exercises its net issue rights as set forth in Section 1(c) below. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock to be represented by such certificates.

1

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A - B)
A

Where	X = The number of shares of Common Stock to be issued to the Registered Holder.

Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c), the fair market value of one share of Common Stock on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value of Common Stock shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a 30 day period ending three days before the date of calculation; or

2

(2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30 day period ending three days before the date of calculation; or

(C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of the Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to a Significant Transaction as described in Section 6(b) below, in which case the fair market value per share of the Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

(d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above (without giving effect to any adjustment thereof).

2. Adjustments.

(a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of the Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

3

(b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

4

(b) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Representations and Warranties of Holder. The Registered Holder hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Warrant, and the Warrant Stock (collectively, the “Securities”) being acquired by the Registered Holder are being acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same except under circumstances that will not result in a violation of the Securities Act or any other federal or state securities laws. By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Registered Holder represents that it has full power and authority to execute this Warrant. The Registered Holder has not been formed for the specific purpose of acquiring any of the Securities.

(b) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The Registered Holder understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company’s business which it believes to be material.

(c) Restricted Securities. The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

5

(d) No Public Market. The Registered Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

(e) Legends. The Registered Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNEC¬TION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 “

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f) Accredited Investor. The Registered Holder is either an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or has such knowledge and experience (or is relying on a purchaser representative who has such knowledge and experience) in financial and business matters that the Registered Holder is capable of evaluating the merits and risks of acquiring the Securities.

6. Termination. This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) February , 2020, (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each a “Significant Transaction”), provided that this Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act. In the event of a Significant Transaction, the Registered Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property (including cash) which the Registered Holder would have been entitled to receive had this Warrant been exercised immediately prior to the effective date of such Significant Transaction.

6

7. Piggyback Registrations. The Company shall notify the Registered Holders in writing at least thirty (30) days prior to the initial filing of any future registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan, acquisition or a corporate reorganization,), and will afford each Registered Holder an opportunity to include in such registration statement all or any part of the Warrant Shares then held by such Registered Holder that are not currently included in another registration statement. Each Registered Holder desiring to include in any such registration statement all or any part of the Warrant Shares held by such Registered Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Warrant Shares such Registered Holder wishes to include in such registration statement. If a Registered Holder decides not to include all of its Warrant Shares in any registration statement thereafter filed by the Company, such Registered Holder shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of the Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

7

11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

14. Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.

15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

16. Successors and Assigns. Unless otherwise provided in this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

17. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

18. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8

20. Notices. Unless otherwise provided herein, any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.

21. Lock-up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Registered Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

9

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Warrant as of the date first forth above.

BONE BIOLOGICS, INC.

By:	/s/
Name:	Michael Schuler
Title:	Chief Executive Officer

Address:	100 Rancho Road Suite 7 - #231 Thousand Oaks, CA 91362

Facsimile Number:

EXHIBIT A

PURCHASE/EXERCISE FORM

To:	Bone Biologics, Inc	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. [CW- __] (the “Warrant”), hereby irrevocably elects to (a) purchase _____ shares of the Common Stock covered by the Warrant and herewith makes payment of $_______, representing the full purchase price for such shares at the price per share provided for in the Warrant, or (b) exercise the Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 5 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms used but not defined in this Purchase/Exercise Form shall have the meanings assigned to them in the Warrant.

Signature:

Name (print):

Title (if applic.):

Company (if applic.):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No, of Shares

Dated:	Signature:

Witness:

Exhibit F

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of ____________, 2014 by and among BONE BIOLOGICS, CORP., a Delaware corporation (the “Company”), MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC., a California Corporation (“MTF”), AFH HOLDING AND ADVISORY, LLC, a Delaware limited liability company (“AFH”) and HANKY INVESTMENT COMPANY, L.P. (‘HIC’) (MTF, HIC and AFH each a “Stockholder” and collectively referred to as the “Stockholders”).

RECITALS

A. The Company, AFH Acquisition X, Inc. (“AFH Acquisition”), a wholly-owned subsidiary of AFH, Bone Biologics Acquisition Corp., a wholly-owned subsidiary of AFH Acquisition (“Merger Sub”), and Bone Biologics, Inc. (“Bone Bio”) has entered into that certain Agreement and Plan of Merger, dated ______________ (the “Merger Agreement”).

B. Under the terms of the Merger Agreement, the Merger Sub merged with and into Bone Bio, the separate corporate existence of Merger Sub ceased and the Bone Bio continued as the surviving corporation and a wholly owned subsidiary of AFH Acquisition (the “Merger”). In connection with the Merger, AFH Acquisition changed its name to Bone Biologics, Corp., herein also referred to as the “Company.”

C. The Stockholders hold certain shares of common stock, par value $ 0.001 (“Common Stock”), in the Company (the “Shares”).

D. Pursuant to the terms of the Merger Agreement, MTF and AFH have certain demand registration rights and unlimited piggyback registration rights for the Shares.

AGREEMENTS

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to terms defined elsewhere herein, as used in this Agreement, the terms:

“Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity and, for any person that is a partnership, will also include any general or limited partner of such partnership.

“Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in California or New York are obligated by any legal requirement to close.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial Public Offering” means the Company’s first underwritten Public Offering.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

“Registrable Shares” means at any time (i) any shares of Common Stock beneficially held, directly or indirectly, by MTF, HIC and AFH as of the date of this agreement, respectively; and (ii) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities or which were issued as a dividend or other distribution with respect to or in replacement of such shares referred to in (i); provided, however, that Registrable Shares shall not include any shares which have been sold pursuant to an effective registration statement under the Securities Act or which have been sold to the public pursuant to Rule 144 under the Securities Act or any other available exemption to the Securities Act. For purposes of this Agreement, a person will be deemed to be a holder of Registrable Shares whenever such person has the then existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected (it being understood, however, that any Registrable Shares which are not shares of Common Stock shall be converted into or exercised for shares of Common Stock immediately prior to the filing of any registration pursuant to which such Common Stock is to be registered).

“Securities Act” means the Securities Act of 1933, as amended.

2. Demand Registration.

2.1 Requests for Registration. Subject to the terms of this Agreement, on or before thirty (30) days after the date the Current Form 8K regarding the Merger Agreement is filed with the Commission (the “8K Filing Date”), the Company will seek registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration (“Long-Form Registration”) or, if available, on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registration”) (either of such registrations, a “Demand Registration”). Within five (5) days of the 8K Filing Date, the Company will, subject to Section 2.2 below, give written notice of its intent to make a Demand Registration to all other holders of Registrable Shares and will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion within twenty-five (25) days after delivery of the Company’s notice. MTF, HIC and AFH will each be entitled to request two (2) Long-Form Registrations or Short-Form Registrations, in which the Company will pay, in each case, all Registration Expenses (as defined in Section 6 below). A registration will not constitute one of the permitted Demand Registrations until it has become effective and the holder of the Registrable Shares, as applicable, have been able to register and sell at least fifty percent (50%) of its Registrable Shares, respectively, requested to be included in such registration. The Company shall be entitled to include in any Demand Registration shares to be sold by the Company for its own account, provided that in the event that the number of shares included by the Company exceeds fifty percent (50%) of the shares registered in such registration, such registration will not count as a Demand Registration hereunder.

2

2.2 Priority. The Company will include in any Demand Registration any Registrable Shares, or any other securities; provided, however, if the Demand Registration is an underwritten offering and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included exceeds the number of securities which can reasonably be sold in such offering, the Company will include in such registration, first, the Registrable Shares requested to be included in such Demand Registration pro rata among the holders of such Registrable Shares on the basis of the number of shares which such holders requested to be included in such registration, and second, the other securities to be included in such Demand Registration pro rata among the holders of such shares on the basis of the number of shares which such holders requested to be included in such registration.

2.3 Selection of Underwriters. MTF and AFH, as applicable, shall have the right to select the managing underwriter(s) to administer the offering anticipated by any of their Demand Registrations, subject, in each case, to the Company’s approval which will not be unreasonably withheld or delayed, and the Company shall have the right to select the managing underwriters for all other registrations and provided further that such managing underwriter(s) selected by MTF and AFH as applicable, shall be qualified nationally recognized underwriters. In the event that MTF and/or AFH shall have selected an underwriter, such Stockholder shall be required to pay any expenses related to such underwriter including any legal expenses of the Company related to such offering.

3. Piggyback Registration.

3.1 Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Registrable Shares (a “Piggyback Registration”), the Company will give prompt written notice to all holders of the Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion within fifteen (15) days after the delivery of the Company’s notice.

3.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, the Company will include in such registration first, the securities that the Company proposes to sell, second, the Registrable Shares requested to be included in such registration, pro rata among the holders of such Registrable Shares on the basis of the number of shares which such holders requested to be included in such registration, and third, other securities requested to be included in such registration.

3

3.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than a Demand Registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, the Company will include in such registration first, the securities requested to be included therein by the holders requesting such registration, the Registrable Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares which by such holders requested to be included in such registration, and, second, other securities requested to be included in such registration.

3.4 Selection of Underwriters. In connection with any Piggyback Registration in which MTF and/or AFH elected to include Registrable Shares, the Company shall have the right to select the managing underwriters.

4. Holdback Agreements.

4.1 Holders’ Agreements. Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the six (6) months following, the effective date of the Merger Agreement.

5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its commercially reasonable best efforts to effect the registration of such Registrable Shares in accordance with the terms of this Agreement.

(a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twelve months or until all Registrable Securities registered pursuant to such registration statement have been sold.

(c) notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company will use commercially reasonable efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the sellers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

4

(d) use commercially reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange or national quotation system on which similar securities issued by the Company are then listed or quoted;

(e) enter into an underwriting agreement in customary form if requested by the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to facilitate the disposition of such Registrable Shares;

(f) advise each stockholder of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(g) at least forty eight (48) hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares; and

(h) at the request of any seller of such Registrable Shares in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering; (ii) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and (iii) officers or employees for participation in the “road shows” for such underwritten offering provided that the Stockholders shall be required to pay the costs of such items.

5

6. Registration Expenses.

6.1 Company’s Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants (including all special audit and financial statement costs), and other persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company.

6.2 Holder’s Expenses. Notwithstanding anything to the contrary contained herein, each holder of Registrable Shares will pay all discounts and commissions attributable to their respective shares and all attorney fees and disbursements for counsel they retain in connection with the registration of Registrable Shares, as the case may be.

7. Indemnification.

7.1 [By the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers, directors and trustees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorney’s fees) caused by or relating to any action or proceeding arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except such indemnification shall not be available to a holder, its officers and directors or controlling person insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.]

7.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares and the liability of each such holder of Registrable Shares will be limited to and in proportion to the net amount received by such holder from the sale of Registrable Shares, as the case may be, pursuant to such registration statement.

6

7.3 Procedure. Any person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is prejudiced by the failure to give such notice), and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.4 Contribution. If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Section 7, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any person be required to contribute an amount greater than the dollar amount of the proceeds received by such person with respect to the sale of any Registrable Shares.

7

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this Section 7.4 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

7.5 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, trustee or controlling person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

8. Compliance with Rule 144. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder who proposes to sell securities in compliance with Rule 144 of the Commission, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the holders to make sales pursuant to Rule 144.

9. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such person or persons entitled hereunder to approve such arrangements, (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (c) provides all customary information reasonably requested by the Company or underwriter in connection with such registration, including copies of customary documents, instruments and agreements and (d) complies with all applicable federal and state securities laws in connection with such registration.

10. Miscellaneous.

10.1 Successors and Assigns. This Agreement is not assignable by any Stockholder without the express written consent of the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Shares.

8

10.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.3 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

10.4 Notices. Any notices and other communications hereunder shall be in writing and shall be deemed given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service (providing written proof of delivery), such as Federal Express, (iii) on the date of confirmation of receipt (or, the first Business Day following receipt if the date is not a Business Day) if sent via facsimile to the parties hereto at the following address, or at such other address for a party as shall be specified by like notice, provided that a notice of change in address shall not be deemed to have been given until received by the addressee:

If to the Company, to:

Bone Biologics, Corp.
175 May Street, Suite 400
Edison, NJ 08837
Attention: Michael Schuler
Facsimile No.: (732) 661-2152
Telephone No.: (732) 661-2589

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
550 S. Hope Street
Los Angeles, CA 90071
Attention: Ann Lawrence
Facsimile: (213) 330-7555
Telephone: (213) 330-7755

9

If to the AFH, to:

AFH Holding and Advisory, LLC
4751 Wilshire Blvd., Suite 110
Los Angeles, CA 90010
Attention: Eugene Leydiker
Facsimile No.: (323) 692-4126
Telephone No.: (323) 692-4026

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
New York, N.Y. 10022
Attention: Bill Haddad
Facsimile No.: (212) 521-5450
Telephone No.: (212) 549-0379

If to the MTF, to:

Musculoskeletal Transplant Foundation
125 May Street
Edison, NJ 08837
Attention: Bruce Stroever, President, CEO
Facsimile No.: (732) 661-2297
Telephone No.: (732) 661-0202

10.5 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

10.6 Final Agreement. This Agreement, together with the Merger and all other agreements entered into by the parties hereto, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

10.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

10.8 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, regardless of which party drafted this Agreement.

10

10.9 Amendment. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company, MTF and AFH. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

10.10 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

[The Rest of this Page Intentionally Left Blank]

11

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first set forth above.

BONE BIOLOGICS, CORP.

By:
Name:	Michael Schuler
Its:	Chief Executive Officer and Director

AFH HOLDING AND ADVISORY, LLC

By:
Name:	Amir F. Heshmatpour
Its:	Managing Director

THE MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.

By:
Name:	Michael J. Kawas
Its:	Executive Vice President and Chief Financial Officer

12

Exhibit G

Letter of Credit

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 25, 2014

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

BENEFICIARY	APPLICANT
AFH HOLDING & ADVISORY, LLC	MUSCULOSKELETAL TRANSPLANT
AMIR F HESHMATPOUR	FOUNDATION, INC.
CHAIRMAN & MANAGING DIRECTOR	125 MAY STREET
9595 WILSHIRE BLVD SUITE 700	EDISON, NJ 08837

BEVERLY HILLS, CA 90212

AMOUNT

NOT EXCEEDING USD 340,000.00

NOT EXCEEDING THREE HUNDRED FORTY THOUSAND AND 00/100’S US DOLLARS

EXPIRATION

JULY 25, 2015 AT OUR COUNTERS

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 68105133 IN YOUR FAVOR.

THIS CREDIT IS AVAILABLE WITH BANK OF AMERICA BY PAYMENT AGAINST PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT DRAWN ON BANK OF AMERICA N.A.

DRAFT(S) MUST BE ACCOMPANIED BY:

1. THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.

2. AN AFFIDAVIT SIGNED BY AFH HOLDING AND ADVISORY LLC, CERTIFYING ONE OF THE FOLLOWING:

QUOTE

A. BONE BIOLOGICS HAS FAILED TO RECEIVE EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, OR HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN

CERTIFIED TRUE COPY

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

THE AMOUNT OF $___________ OWED BY BONE BIOLOGICS.

UNQUOTE

QUOTE

B. BONE BIOLOGICS HAS RECEIVED EXTERNAL FUNDING TO EXTINGUISH THE FULL AMOUNT OF $340,000 OR A PORTION THEREOF STILL OWED UNDER THE PURCHASE AGREEMENT TO ACQUIRE AFH ACQUISITION X, BUT HAS NOT PAID AMOUNTS DUE AND OUTSTANDING. AS OF THE DATE OF THIS DRAWING SUCH PAYMENT HAS NOT BEEN RECEIVED, AND THEREFORE WE DRAW IN THE AMOUNT OF $ OWED BY BONE BIOLOGICS.

UNQUOTE

PARTIAL DRAWINGS AND MULTIPLE DRAWINGS ARE ALLOWED.

DRAFT(S) MUST STATE “DRAWN UNDER BANK OF AMERICA N.A., STANDBY LETTER OF CREDIT NUMBER 68105133 DATED JULY 22, 2015.”

DRAFT(S) AND DOCUMENTS SHALL BE PRESENTED AT OUR OFFICES AT BANK OF AMERICA, N.A. ONE FLEET WAY, PA6-580 - 02-30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND PAYMENT OF OUR TRANSFER FEE. SUCH TRANSFER FORM TRANSFER FORM IS AVAILABLE UPON REQUEST.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT ONE FLEET WAY, PA6-580 - 02 - 30, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERATIONS, STANDBY UNIT, PHONE: 1-800-370-7519, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

CERTIFIED TRUE COPY

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68105133

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).

CERTIFIED TRUE COPY

BANK OF AMERICA – CONFIDENTIAL	PAGE: 1

DATE: JULY 28, 2014

AMENDMENT TO IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 68105133

AMENDMENT NUMBER 1

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

BENEFICIARY	APPLICANT
AFH HOLDING & ADVISORY, LLC	MUSCULOSKELETAL TRANSPLANT
AMIR F HESHMATPOUR	FOUNDATION, INC.
CHAIRMAN & MANAGING DIRECTOR	125 MAY STREET
10830 MASSACHUSETTS AVE	EDISON, NJ 08837

PENTHOUSE SUITE
LOS ANGELES, CA 90 024

THIS AMENDMENT IS TO BE CONSIDERED AN INTEGRAL PART OF THE ABOVE CRED: AND MUST BE ATTACHED THERETO.

THE ABOVE MENTIONED CREDIT IS AMENDED AS FOLLOWS:

THE BENEFICIARY HAS BEEN AMENDED TO:

AFH HOLDING & ADVISORY, LLC

AMIR F HESHMATPOUR

CHAIRMAN & MANAGING DIRECTOR

10830 MASSACHUSETTS AVE

PENTHOUSE SUITE

LOS ANGELES, CA 90024

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS AMENDMENT, PLEASE CALL 800-370-7519 OPT 1 .

ORIGINAL

BANK OF AMERICA – CONFIDENTIAL	PAGE: 2

AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 2 PAGE(S).

ORIGINAL